SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	87-0406858 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 24, 2018, the Registrant’s Board of Directors met to review and discuss the Company’s previously issued financial statements for the periods ending March 31, 2017, June 30, 2017 and September 30, 2017. The Board determined that there were errors in the financial statements, and determined that because of such errors, the financial statements should not be relied upon.

Specifically, the errors included the failure to disclose current liabilities related to our investments in the Bougainville Ventures, Inc. Joint Venture (“Bougainville”), the GateC Research, Inc. Joint Venture (“GateC”), MoneyTrac Technologies, Inc. (“MoneyTrac”) and Conveniant Hemp Mart, LLC (“Conveniant”).

In the Company’s Form 1012g filing containing the March 31, 2017 financial statements, we chose not to classify the Company’s entire $1 million funding obligation, undertaken pursuant to the Bougainville Joint Venture agreement, as a current liability. We also chose not to classify the Company’s entire $250,000 investment in MoneyTrac as a current liability. We previously determined, given the funding schedules agreed to by the Registrant and Bougainville and MoneyTrac, that the Company’s current liability disclosures for each would be accrued as the funding obligations were respectively incurred. Upon further review, we determined that the respective obligations should have been recorded in the March 31, 2017 financial statements; therefore, the March 31, 2017 financial statements should not be relied upon. The Registrant will file an amendment to its Form 1012g with a restatement to the reflect these changes.

In the Company’s Form 10-Q for the period ending June 30, 2017, we chose not to classify the Company’s entire $1 million funding obligation, undertaken pursuant to the Bougainville Joint Venture agreement, as a current liability. We chose not to classify as a current liability the Company’s entire $1.5 million funding obligation in the GateC Joint Venture agreement. We also chose not to classify as current liabilities our total investments in MoneyTrac. We previously determined, given the funding schedules pertaining to both joint ventures and the MoneyTrac investment, that the Company’s disclosures of current liabilities would be accrued as the funding obligations were respectively incurred. Upon further review, we determined that these obligations should have been recorded in the June 30, 2017 financial statements; therefore, the June 30, 2017 financial statements should not be relied upon. The Registrant will file an amendment to its Form 10-Q with a restatement to the reflect these changes.

In the Company’s Form 10-Q for the period ending September 30, 2017, we chose not to classify the Company’s entire $1 million funding obligation, undertaken pursuant to the Bougainville Joint Venture agreement, as a current liability. We chose not to classify as a current liability the Company’s entire $1.5 million funding obligation in the GateC Joint Venture agreement. We also chose not to classify as current liabilities our total investments in MoneyTrac and Conveniant. We previously determined, given the funding schedules pertaining to these transactions, that the Company’s disclosures as current liabilities would be accrued as the funding obligations were respectively incurred. Upon further review, we determined that these obligations should have been recorded in the September 30, 2017 financial statements; therefore, the September 30, 2017 financial statements should not be relied upon. The Registrant will file an amendment to its Form 10-Q with a restatement to the reflect these changes.

The Registrant discussed the matters disclosed in this filing with its independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 27, 2018

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Donald Steinberg

Donald Steinberg

Chief Executive Officer

(Principal Executive Officer)

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